EXHIBIT 99.1

Endocare, Inc. C.E. Unterberg, Towbin Emerging Growth Life Sciences Conference October 25, 2005

Forward-Looking Statements, etc. Statements contained in this presentation that are not historical facts are forward-looking statements that involve risks and uncertainties. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in "Risk Related to Our Business" in the Company's Forms 10-K, Forms 10-Q, and other filings with the Securities and Exchange Commission. Such risk factors include, but are not limited to: uncertainty relating to ongoing investigations by governmental agencies; uncertainty regarding the effects of effectuating the proposed reverse stock split, in particular the possibility that the market may react negatively to our effectuation of a reverse stock split; uncertainty regarding market acceptance of the Company's products; uncertainty of product development and the associated risks related to clinical trials; uncertainty relating to third party reimbursement; ability to convince health care professionals and third party payers of the medical and economic benefits of the Company's products; difficulty in managing growth; the Company's limited sales, marketing and manufacturing experience; ability to attract and retain key personnel; ability to secure and protect intellectual property rights relating to the Company's technology; the rapid pace of technological change in the Company's industry; fluctuations in the Company's order levels; and the Company's successful re-listing on a national stock exchange. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. We undertake no obligation to revise, or update publicly, any forward-looking statements for any reason.

Topics: Our Vision Statement Technology & Products Current Performance & Financials Preview 2006

Vision Endocare is a medical device manufacturer focused on improving the health and quality of patients' lives through safe, cost effective, proprietary cryoablation technologies for treating cancerous tissue and tumors, and vacuum therapy for the treatment of erectile dysfunction.

Company Highlights Historical procedure growth 33%+ per year Current market penetration is less than 3% Proven and experienced management team Clinically proven technology in prostate cancer Strong IP positioning and patent protection $400 million growing market in prostate cancer $750 million growing market in Kidney, Lung, Liver and the Management of Bone Pain Improving gross margins and operating results

Endocare Technology Groups Vacuum Technology Erectile Dysfunction Cryoablation Technology Urology Renal Cancer Prostate Cancer Radiology Liver Tumors Lung Tumors Bone Pain

TM Current Cryo Systems (The "Razor") CryoCare CryoCare TM

CryoProbe
(Razor Blades)

Urology

DIRECT ACCESS™


DIRECT ACCESS

Features
- 6 - 2.4 mm CryoProbes
- 6 - TemProbes
- Warming Catheter
- CryoGrid

Interventional Radiology

PER CRYO™
PERCUTANEOUS • CRYOABLATION


endocare

Features
- Multiple Probe System
- Right Angle design
- CT-compatible
  - Fits under CT Gantry
  - Tumors easily targeted
  - Wide grip handle

endocare
extending life everyday™

Urology - Primary Prostate Cancer Population 2004 Number of Primary Cryotherapy Procedures 5000 Estimated # of All Other Treatments 212000 Source: Health Advances Interviews, Millennium Research Group, CJS Securities and Company estimates. ACS - 2004 Prostate Cancer Diagnosis Estimates Potential Primary Procedures Distant or Unstaged 20,000 Prostate Cancer Diagnosis 232,000 90% 10% XBR, Brachytherapy 115,000 Watch and Wait 20,000 Radical Prostatectomy 72,000 Cryotherapy 5,000 30% 1-2% 60% 10% Hormone therapy and/or chemotherapy Localized 212,000 Patients are likely to wait for 12-24 months before choosing more aggressive therapy

0 50,000 100,000 150,000 200,000 250,000 300,000 350,000 400,000 2002 2003 2004 2005 2006 2007 2008 2009 2010 Procedures per Year Kidney Procedures Liver Procedures Bone Procedures Lung Procedures Interventional Radiology & Oncology Industry-wide Procedures per Year - Kidney, Liver, Lung & Bone Pain 60% CAGR (MedMarket Diligence, 2002)

Urology Business Emerging Growth Clinical Results - Equivalent 10-Year Data Reimbursement Established Community Physician Focus Education & Behavior Change Patient Consumer Early Stage Clinical Results "Proving" Reimbursement Enhanced or Established Academic Center Focus Clinical Demonstration Interventional Radiology Business

Endocare Procedure Growth 1,546 3,554 2,479 Endocare Direct Market Procedure Growth Reflects all Cryo Procedures Completed 2001 - First Half 2005 2001-2004 Actual and 1st Six Months 2005 4,720 6,550 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 2001 2002 2003 2004 6 Months 2005 3,106

% Inc OPYQ 62% 90% 44% 47% 26% 27% 50% 60% 48% 55% 17% 25% 41% 25% Q3 2005 1,600+ Projected

Summary Annual Financial Data

Summary Quarterly Financial Data * 3rd Quarter 2005 Results Not Yet Reported ($000's) Q1 Q2 Q3 Q4 Q1 Q2 Q3 Total revenues 7,382 $ 8,312 $ 8,365 $ 8,626 $ 9,126 $ 9,078 $ * Gross margin % 42.6% 48.1% 48.9% 52.5% 44.5% 49.5% * SG&A expenses 11,179 $ 9,089 $ 6,994 $ 7,699 $ 8,288 $ 7,828 $ * Less Than Cash used in operations (10,645) $ (3,699) $ (875) $ (1,869) $ (6,050) $ (4,596) $ (2,000) $ 2004 2005

Additional & Potential Cash Use Q3 2005 S-2 Liquidated Damages $500,000 D&O Carrier Arbitration Settlement $1,000,000 SEC Settlement $750,000 Delinquent State & Local Taxes (Pre-2004) $975,000 Investigation Related Legal Fees $100,000

Clinically proven technology for tissue and tumor ablation. Strong IP and broad market potential. Rapid procedural growth in large expanding markets. Accelerating market acceptance among physicians, academics, patients and payors. Gross margins, net income and operating results are expected to improve. Despite significant achievements in 2005 stock price remains discounted to peers and sector. As we complete 2005... The turnaround of Endocare will be complete! Why Endocare?

Endocare Comparable Companies Analysis - Market and Trading Data ($ in millions)

2006 Outlook & Assessment The issues should be behind us SEC, DOJ... and National Listing occurs Management can focus on Achievement Milestones to Track & Assess: Procedural growth - 35%+ annually Improving gross margins Declining use of cash Potential to expand to new markets

Thank you for your Interest & Consideration